UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2009
AXS-ONE INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26358 (Commission File Number)	13-2966911 (IRS Employer Identification No.)
301 Route 17 North, Rutherford, New Jersey 07070
(Address of principal executive offices, including zip code)
(201) 935-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1: SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
EX-10.2: SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
EX-10.3: SECOND AMENDMENT TO OFFER OF EMPLOYMENT LETTER

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Executive Officer Salary Reductions
     On January 27, 2009, AXS-One Inc. (the “Company”) entered into employment agreement amendments with each of (i) William P. Lyons, its Chairman, President and Chief Executive Officer, pursuant to which Mr. Lyons’ base salary for the 2009 calendar year will be reduced from $400,000 to $300,000, (ii) Joseph P. Dwyer, its Executive Vice President, Treasurer, Secretary and Chief Financial Officer, pursuant to which Mr. Dwyer’s base salary for the 2009 calendar year will be reduced from $250,000 to $225,000 and (iii) Philip L. Rugani, its Executive Vice President, Field Operations, pursuant to which Mr. Rugani’s base salary for the 2009 calendar year will be reduced from $275,000 to $250,000. The aforementioned salary reductions will be discontinued effective January 1, 2010. If the applicable executive is entitled to receive severance payments in connection with an event occurring in 2009, such severance payments would be based on the original pre-reduction salary levels.
     The foregoing description of the employment agreement amendments does not purport to be complete and is qualified in its entirety by reference to such amendments, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and incorporated herein by reference.
     Setting of 2009 Incentive Compensation Metrics
     On January 27, 2009, the Company implemented incentive compensation metrics relating to the 2009 compensation of the Company’s executive officers.
     Bonus Targets
     Annual bonus targets were set for fiscal 2009 based upon achievement of targets relating to positive EBITDA, defined as earnings before interest, taxes, depreciation, amortization, costs for any merger or acquisition activity, and any non-cash stock option or restricted stock expense. Achievement of target levels would result in aggregate 2009 target bonus payments as follows: William P. Lyons — $200,000; Joseph P. Dwyer — $150,000; and Philip Rugani — $137,500. Exceeding the target performance levels will result in additional bonuses based upon a percentage of EBITDA by which the target levels are exceeded. Bonuses upon achievement of EBITDA targets are payable on a quarterly basis. The maximum aggregate 2009 bonus payment for each of the foregoing officers is capped at two times their 2009 target bonus amount.
     Salary Reduction Repayment
     In each quarter of 2009, if EBITDA reported is a positive number, the Company will pay each of Mr. Lyons, Mr. Dwyer and Mr. Rugani an amount equal to 25% of the annual base salary reduction to which he has agreed. Alternatively if EBITDA measured on a year to date basis at the end of any quarter in 2009 is a positive number, the Company will pay each of Mr. Lyons, Mr. Dwyer and Mr. Rugani the prorated amount to such date of the annual salary reduction to which he has agreed, if payment for such quarters has not previously been made. In the event of a change in control, the Company will pay to each of Mr. Lyons, Mr. Dwyer and Mr. Rugani a prorated amount of the annual salary reduction to which he has agreed. The pro-ration will be measured as of the end of the quarter in which the change in control takes place.

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Item 9.01. Financial Statements and Exhibits.
(d) Exhibits — The following exhibits are filed as part of this report:
10.1	Second Amendment to Employment Agreement with William P. Lyons

10.2	Second Amendment to Employment Agreement with Joseph P. Dwyer

10.3	Second Amendment to Offer of Employment Letter with Philip L. Rugani

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: February 2, 2009	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Executive Vice President, Chief Financial Officer and Treasurer

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